UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2007

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada	89169

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 6, 2007, Ameristar Casinos, Inc. (“ACI”) entered into a Second Amendment to Credit Agreement, dated as of August 31, 2007 (the “Second Amendment”), to amend the Credit Agreement, dated as of November 10, 2005, as previously amended by a First Amendment to Credit Agreement, dated as of August 21, 2006 (the “Credit Agreement”), among ACI, the various lenders party to the Credit Agreement and Deutsche Bank Trust Company Americas, as Administrative Agent. Pursuant to the Second Amendment: (i) Section 1.14(a) of the Credit Agreement was amended to increase the amount of permitted incremental loan commitments from $400,000,000 to $600,000,000; (ii) Section 8.13(a) of the Credit Agreement was amended to permit ACI or its subsidiary to acquire RIH Acquisitions IN, LLC, which owns and operates the Resorts East Chicago casino and hotel in East Chicago, Indiana, for an amount (including related transaction costs and expenses) not to exceed $700,000,000, without reducing the amount ACI is permitted to spend for other permitted acquisitions; (iii) Sections 9.08 and 9.09 of the Credit Agreement were amended to make certain increases in the maximum permitted Leverage Ratio and Senior Leverage Ratio, respectively for ACI’s fiscal quarters ending on and after September 30, 2007; (iv) Section 11.01 of the Credit Agreement was amended to increase the Applicable Margin (i.e., the interest rate add-on) for ACI’s outstanding Term Loan by 50 basis points (i.e., to 2.0% in the case of Eurodollar Loans and to 1.0% in the case of Base Rate Loans); and (v) Section 11.01 of the Credit Agreement was further amended to change the definition of “Neilsen Family Group” in certain respects (this term is used in determining whether a Change of Control of ACI has occurred). ACI paid to each Lender which approved the Second Amendment a one-time cash amendment fee of 12.5 basis points of the Lender’s outstanding Term Loan and/or Revolving Loan Commitment.
The Second Amendment is filed as Exhibit 4.1 to this Current Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference in response to this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
4.1	Second Amendment to Credit Agreement, dated as of August 31, 2007, among the Registrant, the various leaders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
September 11, 2007	By:	/s/ Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
4.1	Second Amendment to Credit Agreement, dated as of August 31, 2007, among the Registrant, the various leaders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent.